FORM NO. 7a

Registration No. 20494

BERMUDA

CERTIFICATE OF DEPOSIT OF MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

CalciTech Ltd.

was delivered to the Registrar of Companies on the **6th** day of **November, 2008** in accordance with section 45(3) of ***the Companies Act 1981*** ("the Act").

Given under my hand and Seal of the REGISTRAR OF COMPANIES this **12th** day of **November, 2008**

for **Registrar of Companies**

Capital prior to increase: CAD150,000.00

Amount of increase: CAD 50,000.00

Present Capital: CAD200,000.00